UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2007

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51195	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 15, 2007, Spark Networks, Inc. (the “Company”) issued a press release announcing the completion of its share repurchase program. A copy of the August 15, 2007, press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01	Other Events

On August 14, 2007, the Company repurchased an aggregate of 1,104,942 shares of its common stock at an average price of $4.40/per share for an aggregate purchase price of approximately $4.9 million thereby completing its stock repurchase program. The shares will be retired. Under the stock repurchase program, which was approved by the Company’s stockholders in November 2006, the Company was authorized to repurchase up to 2,000,000 shares of its common stock. The Company conducted share repurchases under its stock repurchase program on the American Stock Exchange in compliance with Rule 10b-18 under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release Dated August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: August 15, 2007

	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	Corporate Secretary and General Counsel